Exhibit 99.1

Occam Networks Sets Revenue Record in Q3

Company Reports Improved Gross Margins and Growing Customer List;

Ships Combination ADSL2Plus and POTS Blade for BLC 6000

SANTA BARBARA, Calif. – Oct. 27, 2004 – Occam Networks Inc. (OTCBB: OCCM), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers worldwide, today reported results for the third quarter of 2004, which ended in September. The company reported revenue for the quarter of $4.5 million, an increase of $3.0 million over the $1.5 million reported for Q3 2003. Revenues for Q3 2004 set a new company record and represented a 205 percent increase over the same period last year, as well as a $1.3 million or 41 percent improvement over Q2 of 2004. Q3 2004 gross margins improved to 16 percent of sales as a result of substantially lower field return expense and growing manufacturing volumes.

“During the last quarter, Occam focused its efforts on growing sales, improving gross margins and controlling expenses,” said Bob Howard-Anderson, president and CEO of Occam Networks. “As a result, we set a new revenue record for the company in a challenging environment. I am pleased with the company’s overall execution and our strong financial showing.”

“The product design changes implemented in Q2 of 2004 have improved product resiliency significantly,” added Howard-Anderson. “The customers most affected by early problems with lightning-induced failures have shown their satisfaction in the improved designs by placing new orders in the quarter.”

In the quarter, the company shipped the industry’s first combination ADSL2Plus and POTS blade for its BLC 6000 Broadband Loop Carrier. Introduced at Supercomm 2004, the BLC 6252 is a 48-port ADSL2Plus and Lifeline POTS blade featuring ADSL2Plus and POTS on each port for optimal delivery of Triple Play services. The BLC 6252 has shipped to approximately six customers who have begun deploying the blades to deliver voice and high-speed data services. Four of these IOCs plan to use the BLC 6252 to deliver Triple Play service during the next six months. During the quarter the company also began shipments of the BLC6212, a 48-port ADSL2Plus-only blade.

1 of 2

“We are seeing strong market demand for IP Video solutions in the access network,” Howard-Anderson continued. “From customer purchases to recent major RFPs, we are seeing a shift in the thinking of service providers that validates our vision of telco service delivery – voice, high-speed data and video delivered over IP and Gigabit Ethernet access networks.”

During Q3 2004, Occam added 10 new local exchange carriers located throughout the United States as customers. Many of these customers plan to use the BLC 6000 to deliver IP video and Triple Play services: voice, video and high-speed data.

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q3 2004 EARNINGS

Starting at 1:30 p.m. PDT on Wednesday, October 27, 2004, Occam Networks will conduct a conference call to report earnings for Q3 2004. The call, which will be open to the public, can be accessed by dialing 1-800-351-6801 for U.S. callers. The pass-code required for participation is 32488 and the call leader is Howard Bailey.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, president and CEO and Howard Bailey, CFO of Occam Networks, join the call. The first portion of the call will include a presentation of financial information for Q3 2004. Mr. Bailey will then open the call to listeners for a question and answer period.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks Web site (www.occamnetworks.com) for 72 hours after the call is completed.

2 of 7

SUMMARY FINANCIAL INFORMATION:

OCCAM NETWORKS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30 2004	Sept 30 2003	Sept 30 2004	Sept 30 2003
Net revenue	$4,503	$1,476	$10,928	$4,207
Cost of revenue	3,772	1,851	11,313	4,309

Gross Profit (loss)	731	(375)	(385)	(102)

Operating Expenses:
Research and product development	1,749	2,455	5,355	9,033
Sales and marketing	1,450	1,443	4,593	4,479
General and administrative	545	507	1,620	1,683

Total operating expenses	3,744	4,405	11,568	15,195

Loss from operations	(3,013)	(4,780)	(11,953)	(15,297)

Interest expense, net	(15)	(88)	(75)	(140)

Non-GAAP loss before income taxes	(3,028)	(4,868)	(12,028)	(15,437)

Provision for Income Tax	—	—	—	5

Non-GAAP net loss	$(3,028)	$(4,868)	$(12,028)	$(15,442)

Reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders:
Non-GAAP net loss	$(3,028)	$(4,868)	$(12,028)	$(15,442)
Non-GAAP exclusions:
Deferred stock-based compensation	189	305	674	946
Beneficial conversion feature on series A-2 preferred stock and warrants	131	—	3,198	—
Interest attributable to common stock potentially subject to rescission, net of reversals	—	—	—	(500)

GAAP net loss attributable to common stockholders:	$(3,348)	$(5,173)	$(15,900)	$(15,888)

3 of 7

OCCAM NETWORKS INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30 2004	Sept 30 2003	Sept 30 2004	Sept 30 2003
Net Revenue	$4,503	$1,476	$10,928	$4,207
Cost of revenue	3,772	1,851	11,313	4,309

Gross Profit (loss)	731	(375)	(385)	(102)

Operating Expenses (1):
Research and product development	1,910	2,696	5,895	9,768
Sales and marketing	1,475	1,481	4,690	4,610
General and administrative	548	533	1,657	1,763

Total operating expenses	3,933	4,710	12,242	16,141

Loss from operations	(3,202)	(5,085)	(12,627)	(16,243)

Interest expense, net	(15)	(88)	(75)	(140)

Loss before beneficial conversion feature and interest attributable to common stock potentially subject to rescission	(3,217)	(5,173)	(12,702)	(16,383)

Provision for Income Tax	—	—	—	5

Net loss	(3,217)	(5,173)	(12,702)	(16,388)

Beneficial conversion feature on series A-2 preferred stock and warrants	(131)	—	(3,198)	—
Interest attributable to common stock potentially subject to rescission, net of reversals	—	—	—	500

Net loss attributable to common stockholders	$(3,348)	$(5,173)	$(15,900)	$(15,888)

(1) Amortization of deferred stock-based compensation included in:
Research and product development	$161	$241	$540	$735
Sales and marketing	25	38	97	131
General and Administrative	3	26	37	80

	$189	$305	$674	$946

4 of 7

OCCAM NETWORKS INC.

Consolidated Balance Sheet

(In thousands)

(Unaudited)

	As of
	Sept 30 2004	Dec 31 2003
Assets

Cash and cash equivalents	$5,729	$14,586
Restricted cash	935	935
Accounts receivable	3,736	2,342
Inventories	3,766	2,254
Prepaid and other current assets	1,080	1,077

Total current assets	15,246	21,194

Property and equipment, net	1,695	1,937
Other assets	367	273

Total assets	$17,308	$23,404

Liabilities, Preferred Stock and Stockholder’s Equity

Accounts payable	$3,588	$3,001
Accrued expenses	3,045	2,377
Capital lease obligations and notes payable, current	531	708

Total current liabilities	7,164	6,086

Capital lease obligations and notes payable, non-current	608	998

Total liabilities	7,772	7,084

Preferred stock	21,006	16,381
Preferred warrant	341	0
Common stock	268	267
Additional paid in capital	87,380	87,238
Warrants	454	454
Cumulative translation adjustment	—	—
Deferred stock compensation	(817)	(1,627)
Accumulated deficit	(99,096)	(86,393)

Preferred Stock and Stockholder’s Equity	9,536	16,320

Total Liabilities, Preferred Stock and Stockholder’s Equity	$17,308	$23,404

5 of 7

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included above.

Cautionary Note Concerning Forward Looking Statements Portions of this press release contain forward looking statements regarding future events, Occam’s future financial performance, and the performance of Occam’s products. In particular, the press release contains forward looking statements about trends in our revenue and operating margins and statements concerning product improvements and product performance issues. These statements involve numerous risks and uncertainties, which could cause actual results or events to differ materially from any future results or events suggested in these forward-looking statements. These risks include, among others, the risk that our revenues will not increase as anticipated if our BLC 6000 product does not achieve market acceptance and that any continuing product performance problems would have an adverse effect on our business, margins, and operating results. Additional risks associated with our business include general market conditions affecting the decisions of communications service providers to purchase Occam’s equipment, changes in service providers’ business models, the rate our customers deploy their networks, our customers’ ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, Occam’s ability to maintain production volumes and secure key components, and Occam’s ability to develop new products. Please refer to Occam’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings Occam makes with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements provided today.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam’s products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

6 of 7

###

Contact:
	Howard Bailey	Holly Hagerman
	Chief Financial Officer.	Connect Public Relations
	Occam Networks Inc	+1 801 373 7888
	+1 805 692 2908	hollyh@connectpr.com
hbailey@occamnetworks.com

7 of 7